As Filed With the Securities and Exchange Commission on February 27, 1998
                                                 Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON. D.C. 20549

                             ---------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             ----------------------------

                             PRINTRAK INTERNATIONAL INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                          DELAWARE                                             33-0070547
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

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                 1250 NORTH TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                              --------------------------

                              1996 STOCK INCENTIVE PLAN
                       ALFRED B. CASTLEMAN NONQUALIFIED OPTIONS
                              (FULL TITLES OF THE PLANS)

                             ---------------------------

                             Richard M. Giles, President
                             Printrak International Inc.
                 1250 North Tustin Avenue, Anaheim, California 92807
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (714) 666-2700
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                       Copy to:
                                 Bruce Feuchter, Esq.
                               Christine A. Miller, Esq.
               Stradling, Yocca, Carlson & Rauth, a Professional Corporation
           660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                    (714) 725-4000

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                                                 CALCULATION OF REGISTRATION FEE
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-----------------------------------------------------------------------------------------------------------------------------------
   Title of Securities            Amount To Be             Proposed Maximum          Proposed Maximum        Amount of Registration
     To Be Registered            Registered(1)              Offering Price          Aggregate Offering                Fee
                                                               Per Share                   Price
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock,
     $0.0001 par value          1,060,000 shares             $10.875 (3)              $11,527,500 (3)          $3,400.61
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

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     (1)  Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1996 Stock Incentive Plan (the "1996 Plan") and the Alfred B. Castleman Nonqualified Options ("Castleman Options").
     (2) 500,000 shares of Common Stock available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on October 9, 1996 (Registration Statement 333-13819).
     (3) The aggregate offering price for 1,060,000 shares of Common Stock registered hereby, is estimated solely for the purpose of calculating the registration fee, in a accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on February 23, 1998, which was $10.875.

                                 Page 1 of 23 Pages
                                   Index on Page 6
                                          1

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                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         (a)  The Registrant's Registration Statement on Form S-3
(Registration No. 333-42715) containing audited financial statements for the fiscal year ended March 31, 1997 filed with the Commission on December 19, 1997.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

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     NUMBER                   DESCRIPTION
    --------                 --------------
     4.1            1996 Stock Incentive Plan, as amended

     4.2            Alfred B. Castleman Nonqualified Stock Option Agreement

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2            Consent of Deloitte & Touche LLP, independent auditors.

    24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

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ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 24th day of February, 1998.

                         PRINTRAK INTERNATIONAL INC.

                         By:   /s/  RICHARD M. GILES
                              ---------------------------
                              Richard M. Giles
                              Chairman of the Board, Chief Executive Officer, and President

                              POWER OF ATTORNEY

     We, the undersigned officers and directors of Printrak International Inc., do hereby constitute and appoint Richard M. Giles and John G. Hardy, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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  SIGNATURE                                 TITLE                                                         DATE
---------------                            --------                                                      ------
 /s/ RICHARD M. GILES                      Chairman of the Board, Chief Executive Officer and            February 24, 1998
-------------------------                  President (Principal Executive Officer)
 Richard M. Giles

 /s/ JOHN G. HARDY                         Divisional President and Director
-------------------------
 John G. Hardy                                                                                           February 24, 1998

 /s/ ALFRED M. CASTLEMAN                   Vice President - Finance, Chief Financial Officer,
-------------------------                  Director (Principal Financial Officer and Principal
 Alfred M. Castleman                       Accounting Officer)                                           February 24, 1998

                                           Director                                                      February __, 1998
-------------------------
 Kenneth W. Simonds

 /s/ CHARLES L. SMITH                      Director                                                      February 24, 1998
-------------------------
 Charles L. Smith

                                           Vice President and Director                                   February __, 1998
-------------------------
 Barry B. White

                                           Director                                                      February __, 1998
-------------------------
 Albert Wong


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                                          5
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                                    EXHIBIT INDEX

 Exhibit                                                                       Sequential
 Number            Description                                                 Page Number
-----------       --------------                                               ------------
 4.1               1996 Stock Incentive Plan                                          7

 4.2               Alfred B. Castleman Nonqualified Stock Option Agreement           17

 5.1               Opinion of Stradling Yocca Carlson & Rauth, a Professional        22
                   Corporation, Counsel to the Registrant.

 23.1              Consent of Stradling Yocca Carlson & Rauth, a Professional        ___
                   Corporation (included in the Opinion filed as Exhibit 5.1).

 23.2              Consent of Deloitte & Touche LLP, independent auditors            23

 24.1              Power of Attorney (included on signature page to the              ___
                   Registration Statement at page S-1).
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                                          6